SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      First Citizens Financial Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed: March 29, 1996

--------------------------------------------------------------------------------

                                 March 28, 1996




Dear Stockholder:

         On behalf of the board of directors of First Citizens Financial Corporation (the "Company"), we invite you to attend the 1996 annual meeting of stockholders (the "Annual Meeting") to be held on Friday, April 19, 1996 at 9:00 a.m. at the DoubleTree Hotel, 1750 Rockville Pike, Rockville, Maryland.

         As described in the accompanying proxy statement, the Annual Meeting has been called to elect two directors for three-year terms. The board of directors of the Company recommends that you vote FOR the board of directors' two nominees for election as directors.

         It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope so that it is received prior to the Annual Meeting.

         We appreciate the confidence you have shown in the Company and look forward to your continued support.

                                Sincerely yours,



Enos K. Fry                              Herbert W. Jorgensen
Vice Chairman and                        Chairman of the Board and
 President                               Chief Executive Officer


Enclosures

                                       FIRST CITIZENS FINANCIAL CORPORATION
                                                22 Firstfield Road
                                           Gaithersburg, Maryland 20878
                                                  (301) 527-2400


                                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                           TO BE HELD ON APRIL 19, 1996


         NOTICE IS HEREBY GIVEN that the 1996 annual meeting of stockholders (the "Annual Meeting") of First Citizens Financial Corporation (the "Company") will be held at the DoubleTree Hotel, 1750 Rockville Pike, Rockville, Maryland on Friday, April 19, 1996 at 9:00 a.m., for the following purposes:

         (1) To elect two directors of the Company for three-year terms and until their successors shall have been elected and qualified;

         (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Pursuant to the bylaws, the board of directors has fixed March 1, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and to all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                   By Order of the Board of Directors



Enos K. Fry                              Herbert W. Jorgensen
Vice Chairman and                        Chairman of the Board and
  President                              Chief Executive Officer

Gaithersburg, Maryland
March 28, 1996

         Whether or not you plan to attend the Annual Meeting, you are urged to sign, date and return the enclosed proxy in the accompanying pre-addressed envelope which requires no postage stamp. Your proxy may be revoked prior to the voting by filing with the secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                                       FIRST CITIZENS FINANCIAL CORPORATION
                                                22 Firstfield Road
                                           Gaithersburg, Maryland 20878
                                                  (301) 527-2400


                                                 PROXY STATEMENT
                                        1996 ANNUAL MEETING OF STOCKHOLDERS
                                                  APRIL 19, 1996


                   SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This proxy statement is furnished to stockholders of First Citizens Financial Corporation (the "Company") in connection with the solicitation by the board of directors of the Company of proxies to be used at the 1996 annual meeting of stockholders (the "Annual Meeting"), to be held at the DoubleTree Hotel, 1750 Rockville Pike, Rockville, Maryland on Friday, April 19, 1996 at 9:00 a.m., and at any adjournments thereof.

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the board of directors' two nominees as directors. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Company's board of directors. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, to send proxy material to and obtain proxies from beneficial owners and will reimburse such holders for their reasonable expenses in so doing. The Company has also retained McCormick & Pryor Ltd., a proxy soliciting firm, to assist in solicitation of proxies at a fee of $4,500 plus reimbursement of out-of-pocket expenses. It is anticipated that this proxy statement will be mailed to stockholders on or about March 28, 1996.

         The securities which can be voted at the Annual Meeting consist of shares of common stock of the Company, par value $.01 per share (the "Common Stock"). Each share entitles its owner to one vote on all matters. Pursuant to the Company's certificate of incorporation, there is no cumulative voting in the election of directors. The close of business on March 1, 1996 has been fixed by the board of directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of Common Stock outstanding on the record date was 2,649,182.

All share amounts contained herein have been adjusted for a 10% stock dividend paid by the Company in June 1995. The presence, in person or by proxy, of at least one-third of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the persons appointed by the board of directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting.

         A copy of the Company's Annual Report to Stockholders and Form 10-K (without exhibits) for the year ended December 31, 1995 as filed with the Securities and Exchange Commission (the "SEC") accompanies this Proxy Statement. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee. Requests should be addressed to First Citizens Financial
Corporation,  22  Firstfield  Road,  Gaithersburg,  Maryland  20878,  Attention:
Corporate Secretary.

                                               ELECTION OF DIRECTORS

         The board of directors of the Company currently consists of eight members. The directors are divided into three classes as nearly equal in number as possible. In general, the term of office of only one class expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, two directors will be elected, each for a three-year term. As described below, the board of directors' nominees are William J. Walsh, III, and H. Deets Warfield, Jr. The board of directors recommends that you vote FOR the board of directors' two nominees for election as directors.

         Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Walsh and Warfield for three-year terms. The board of directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the board of directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as a majority of the Company's board of directors may recommend. Pursuant to the Company's bylaws, directors are elected by plurality vote.

Information as to Nominees and Other Directors

         The following table sets forth certain information regarding the board of directors' two nominees for election as directors and those directors who will continue to serve as such after the Annual Meeting.


                                                       Age at                                           Position(s) Held
                                                      March 1,         Director         For Term            with the
                                                      1996             Since (1)       To Expire            Company

Nominees:

William J. Walsh, III .........................          50              1989             1999       Director

H. Deets Warfield, Jr..........................          64              1973             1999       Director

Continuing Directors:

Stanley Betts..................................          71              1976             1997       Director and
                                                                                                     Chairman Emeritus

Enos K. Fry....................................          52               1987            1997
                                                                                                     Vice Chairman
                                                                                                     and President
Melvin O. Wright...............................          67              1994             1997       Director

Herbert W. Jorgensen...........................          67              1990             1998       Chairman of the
                                                                                                     Board and Chief
                                                                                                     Executive Officer

N. Richard Kimmel..............................          66              1986             1998       Vice Chairman

Albert M. Cowell, Jr...........................          64              1987             1998       Director

 (1) Each of  the Company's nominees for director and the continuing directors (except for Messrs. Jorgensen, Walsh and Wright) has served as a director of the Company since its formation in 1989.  Messrs. Jorgensen and Walsh became directors of the Company in 1990.  Mr. Wright became a director of the Company in 1994.  Each director of the Company also serves as a director of
     Citizens Savings Bank F.S.B. (the "Bank"), the Company's principal subsidiary.  The dates shown reflect the year in which these persons were first elected directors of the Bank.


         William J. Walsh, III is a Senior Vice President of Donohoe Real Estate Services, the leasing and management division of the Donohoe Companies, Inc., a full-service real estate, development and construction company. He has served as a director of the Donohoe Companies Inc., as well as Federal Center Plaza Corp., a real estate corporation, and is a member of the Executive Committee and past president of the Apartment and Office Building Association of Washington, D.C.

     H. Deets Warfield, Jr. has been president of Damascus Motor Co., Inc., a Chevrolet dealership in Damascus, Maryland, since 1974, and has been with Damascus Motor Co., Inc. since 1955. He has been a member of the board of directors of Farmers & Mechanics National Bank, Frederick, Maryland, since 1974 and also serves on the board of directors of F&M Bancorp. The Depository Institution Management Interlocks Act imposes restrictions on service as an officer or
                                                        -3-
director of more than one insured depository institution or depository institution holding company operating in the same metropolitan statistical area. Mr. Warfield's service as a director of the Company and the Bank is grandfathered under the grandfathering provisions of such Act until November 1998.

         Stanley Betts is the president and owner of Bogley, Harting & Betts, Inc., an insurance agency located in Rockville, Maryland. He has been affiliated with Bogley, Harting & Betts, Inc. since 1953. Mr. Betts was named a vice chairman of the board of the Bank in 1987 and chairman of the board of the Bank in 1988. Mr. Betts became chairman of the Company in 1989, and was named chief executive officer of the Company and the Bank in October 1990. He retired as chairman and chief executive officer of the Company and the Bank in April 1994 but continues as a director and chairman emeritus.

     Enos K. Fry has served in various executive capacities since joining the Bank in 1974. In 1974, he became vice president of the loan division, and in 1978 he was elected executive vice president. He was promoted to president of the Bank in 1982. Mr. Fry was elected a director of the Bank in 1987. Mr. Fry has served as president and a director of the Company since its formation in 1989. He was named a vice chairman of the board of directors of the Company and the Bank in April 1994.

         Melvin O. Wright was formerly a senior vice president and senior executive with Dean Witter Reynolds, Inc. He became a director of the Company and the Bank in September 1994. Mr. Wright is currently a trustee and past chairman of the Securities Industries Institute at Wharton School of Business. Presently, he is active as a business and financial consultant.

         Herbert W. Jorgensen became chairman of the board and chief executive officer of the Company and the Bank in April 1994. Prior thereto, he served as a vice chairman of the boards of directors of the Company and the Bank. From 1989 until April 1994, Mr. Jorgensen also served as the Company's outside general counsel and from 1968 until April 1994 he served as the Bank's outside general counsel.

     N. Richard Kimmel retired in 1989 as secretary and treasurer of Kimmel & Kimmel, Inc., general contractors. He is now engaged in real estate development activities through Kimmel Properties. Mr. Kimmel was named a vice chairman of the Bank in December 1988 and has served as a vice chairman of the Company since 1989.
         Albert M. Cowell, Jr. has been president of A. Myron Cowell, Inc., a masonry contracting firm located in Gaithersburg, Maryland, since 1970. He is a past director of Montgomery General Hospital in Olney, Maryland; past president of the Olney Rotary Club; and past director of the Masonry Institute located in Bethesda, Maryland.

Other Executive Officers

         The principal occupation during the past five years of the Company's other executive officers follows:

     Charles R. Duda (47) has served as executive vice president and chief operating officer of the Company and the Bank since March 1994. Mr. Duda joined the Company and the Bank in January 1994. Mr. Duda was chairman of credit policy and executive vice president of First American Bankshares, Inc. during 1992 and 1993. From 1989 to 1992, Mr. Duda was the executive vice president and chief credit officer of First American Metro Corporation.

     William C. Scott (50) has served as senior vice president and chief financial officer of the Company and the Bank since July 1994. Mr. Scott joined the Company and the Bank in May 1994. From 1991 until joining the Bank, Mr. Scott consulted with various financial institutions. During 1990 and 1991, Mr. Scott was chief administrative officer for Sovran/D.C. National Bank. Mr. Scott is a Certified Public Accountant with over 26 years' experience in financial management.

     Benjamin O. Delaney, Jr. (50) has served as president of First Citizens Mortgage Corporation, the Bank's mortgage banking subsidiary, since December 1983. Prior thereto, Mr. Delaney was a vice president with Annapolis Federal Savings and Loan Association. While at Annapolis Federal, Mr. Delaney was in charge of its lending operations and service corporation subsidiary.

         David H. Bowman (36) has served as senior vice president, real estate division of the Bank, since March 1993. Mr. Bowman joined the Bank in September 1991 as vice president of the real estate division. From June 1989 to June 1991, Mr. Bowman was President of TC Land, Inc., a Virginia land development company. Just prior to joining the Bank, Mr. Bowman acted as a consultant to the RTC Northeast Consolidated Office.

         Timothy E. Hall (50) has served as senior vice president, corporate lending division of the Bank, since August 1994. Mr. Hall joined the Bank in March 1994. From 1990 through 1992, Mr. Hall was a regional executive with First National Bank of Maryland and from 1992 to 1994 was group vice president, deputy director - real estate resolution group, at First American Bank. Mr. Hall served as president of GMD Corporation, a real estate syndicator, from September 1988 to April 1990. In December 1990, Mr. Hall filed for personal bankruptcy as a consequence of his liability under a guarantee, by him and others, of a $100 million line of credit obtained by GMD Corporation. Eisinger-Hall Associates, a general partnership, of which Mr. Hall was a general partner, filed for bankruptcy in January 1991 in connection with certain real estate investments made by that entity.

         LuAnn Loeber (40) has served as senior vice president, community banking division of the Bank since October 1995. From 1991 until joining the Bank, Ms. Loeber was an independent consultant to financial institutions. Prior to working as a consultant, she held positions as director of management information systems with Fleet Financial Group, senior vice president of small business lending and corporate services with Bank of New England, and vice president and manager of cash management with First Union.

         Mark Schissler (35) has served as a senior vice president, human resources of the Bank since November 1995. Mr. Schissler joined the Bank as vice president, human resources in July 1994. From 1989 until joining the Bank, Mr. Schissler served in various positions, including regional human resources officer and commercial banking executive, at First National Bank of Maryland.

     J. Terry Thomas (52) has served as senior vice president, consumer lending division of the Bank, since February 1995. Mr. Thomas joined the Bank as vice president, consumer lending division, in March 1994. Mr. Thomas was group vice president, consumer lending risk management, for First American Metro Corporation from 1991 to 1994. He was vice president and manager of the consumer lending division of First American Bank of Maryland from 1986 to 1991.

Corporate Governance and Other Matters

         The board of directors has appointed an audit committee whose members currently consist of Messrs. Betts, Walsh, Warfield and Wright. The function of the audit committee is to review the annual financial statements of the Company, the scope of the annual audit and the independent accountant's letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response thereto. In addition, the committee reviews and recommends to the board of directors the firm to be engaged as independent auditors. The audit committee held three meetings in 1995. Neither the Company nor Citizens has a separate compensation committee of the board.

         The entire board of directors of the Company acts as a nominating committee for selecting management's nominees for election as directors and has made its nominations for the 1996 Annual Meeting. The Company's bylaws require that stockholder nominations for directors be made pursuant to timely notice in writing to the secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 30 days nor more than 90 days prior to the date of the Annual Meeting, unless notice or public disclosure of the date of the meeting occurs less than 45 days prior to the meeting, in which event stockholders may deliver such notice not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Public disclosure of the date of the Annual Meeting was made on February 29, 1996 by the issuance of a press release and on March 1, 1996 by the filing of a Current Report on Form 8-K with the SEC. A stockholder's notice of nomination must set forth certain information specified in Article III, Section 13 of the Company's bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. Stockholder nominations for the Annual Meeting were required to be received on or before March 20, 1996. No such nominations were received. The Company's bylaws provide that no person may be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.

         During 1995, no incumbent director of the Company attended less than 75% of the total number of meetings of the board of directors of the Company and the total number of meetings held by all committees of the board on which he served.

Compensation of  Directors

         During 1995, the Company's board of directors held nine meetings and Citizens' board of directors held 13 meetings. No separate board fees were paid to directors for attending meetings of the Company's board of directors during 1995. Each director of the Company also serves as a director of the Bank. In 1995, non-employee directors of the Bank were each paid an annual retainer of $12,500, except for the Bank's non-employee vice chairman who received $17,500 and the chairman emeritus/director who received $25,000. In addition, during 1995, non-employee directors of the Bank received $750 for each board of directors meeting of the Bank attended and $450 for each meeting of committees of the board of directors of the Bank attended (or $225 if these committees met on the same day as the board of directors). During 1995, the Bank also paid premiums on term life insurance for the Bank's non-employee directors. The annual premium expense was $99 for each non-employee director. Employee directors of the Bank do not receive fees for attendance at board or committee meetings.

         Pursuant to the Company's Directors' Stock Option Plan, any new non-employee directors of the Company each receive a grant of a non-qualifying option under the Plan for 6,063 shares of Common Stock upon the first anniversary of their election as non-employee directors of the Company (reduced by any director options granted to such person under the 1986 Stock Option Plan. Pursuant to the Company's 1986 Stock Option Plan, each non-employee director elected to the board of directors of the Company is eligible to receive a one-time grant of a ten-year non-qualifying option for 1,908 shares upon election to office, to the extent shares remain under the 1986 Plan.) Subsequently elected vice chairmen will receive additional option grants of 6,063 shares each upon their election as vice chairmen. Subsequently elected chairmen will receive additional option grants for 12,127 shares each upon their election to such position, reduced by any option granted to them while serving as a vice chairman of the board. In each case, the grant is subject to the person not serving at the time of grant as an officer or employee of the Company or any of its subsidiaries. The per share exercise price of such options equals the fair market value of a share of Company Common Stock on the date of grant. At December 31, 1995, a total of 47,839 shares remained available for grant under the Directors' Stock Option Plan. Pursuant to the Directors' Stock Option Plan, Mr. Wright received a one-time grant of the non-qualifying ten-year option for 4,155 shares of Common Stock (6,063 shares less the option for 1,908 shares he received under the 1986 Stock Option Plan at the time of his initial election to the Board) on September 1, 1995, the first anniversary of his initial election to the board of directors.

         Directors of the Company or the Bank are eligible to participate in a Directors Retirement Plan adopted by the Company in 1995. The 1995 Directors Retirement Plan replaced a prior plan adopted by the Company and the Bank in 1994. Directors of the Company or the Bank, as well as a director or an advisory director of any successor entity to the Company or the Bank, who have completed at least three years of service as a director of the Company or the Bank are eligible to receive annual retirement payments under the 1995 Directors
Retirement Plan. The annual retirement payment equals the annual retainer payable to directors (or chairman or vice chairman, as applicable) in effect at the time of a Qualified Retirement (as defined), reduced by an amount equal to the retirement benefit received under the Bank's pension plan (but not the Bank's 401(k) plan) for any director who served as a full-time employee of the Company or any subsidiary thereof. The annual retirement payments are payable for a period equal to the number of full years, plus whole months, of service at the time of a Qualified Retirement but in no event longer than 10 years.

Notwithstanding the foregoing, any person who served as a director of the Bank on December 21, 1991, and who executed the supervisory agreement entered into by the Bank with the Office of Thrift Supervision (the "OTS") (which agreement was subsequently terminated by the OTS), and who otherwise meets the eligibility requirements, is entitled to receive retirement payments for 10 years, regardless of the actual length of service to the Company or the Bank. If an eligible director serves as a director emeritus or chairman emeritus of the Company or the Bank, or both, after a qualified retirement, such director also is entitled to receive 50% of the annual retainer then paid to a director or chairman and 50% of the regular meeting attendance fee for each meeting of the board of directors actually attended by such director emeritus or chairman emeritus.

         Under the 1995 Directors Retirement Plan, service as a director of either the Company or the Bank or as a director of both is counted in determining the retirement period, but concurrent service as a director of both the Company and the Bank is counted as the same period of service. In the case of a person serving as a director of both the Company and the Bank, such director does not become entitled to receive retirement payments under the Plan until such director has ceased to be director of both the Company and the Bank by reason of a Qualified Retirement. A "Qualified Retirement" under the Plan includes: (i) the failure of a director of the Company or the Bank to be renominated by reason of age, (ii) resignation by reason of physical or other disability, (iii) resignation or a determination not to stand for reelection after attaining the age of 65 or older, (iv) death while serving as a director of the Company or the Bank, (v) resignation or retirement in the event that continued service becomes prohibited under the Depository Institution Management Interlocks Act, or (vi) ceasing to be a director in connection with a "change in control" (as defined under OTS regulations). The board of directors of the Company may terminate or amend the Plan at any time without any further liability on the part of the Company, unless a change in control of the Company or the Bank has occurred; however, in no event may vested retirement benefits to retired directors be reduced or terminated.

         Under a director deferred fee plan adopted by the Company and the Bank in November 1995, effective commencing in 1996, directors of the Company and the Bank are permitted to defer all or a portion of their director and committee fees until they cease to be directors. Directors of the Company and the Bank currently receive fees only for attending meetings of the board of directors of the Bank or committees thereof. Interest is credited on the director's deferred account on each December 15 at an annual rate compounded monthly equal to the "Prime Rate" of interest published by Dow Jones & Company, Inc. in The Wall Street Journal on the first publication date of the calendar year. The interest crediting rate adjusts annually on the first day of each year. A director's deferred account balance, including interest, generally is payable to the director upon termination of service as a director, in the event of a director's disability or following a change in control of the Company or the Bank. A director may elect to receive a lump sum payment of his deferral account balance or to receive payment over ten years. If the ten-year payment period is elected, the amount of the accrued benefit payment will be calculated using the interest crediting rate on the date the benefit payment commences. In the event of financial hardship (as defined in the plan) a director may receive early payment of his account balance. For 1996, Mr. Cowell has elected to defer 80 percent of his annual retainer and all committee fees; Mr. Warfield has elected to defer his annual retainer and all of the fees he receives; and Mr. Wright has elected to defer his annual retainer. In the event of a director's death, if life insurance is obtained on the life of any director, the plan also provides for a death benefit equal to the projected age 70 benefit based on the director's deferral account balance and projected further deferrals until age 70. If life insurance is not obtained on the life of the director, the benefit equals the deferral account balance on the date of death of such director. Any death benefits are payable in 120 equal monthly installments commencing following the director's death. The Bank has purchased such life insurance on the lives of the director participants in the plan.
The director deferred fee plan is subject to non-objection by OTS.

                                   EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of  Cash and Certain Other Compensation

         The following table shows, for the years ended December 31, 1995, 1994 and 1993, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Company's chief executive officer and each of the three other highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 (the "named executive officers"). The Company has not paid any compensation to its executive officers since its formation in 1989. Each of the executive officers of the Company currently holds a position with, and receives compensation from, the Bank.


                                            Summary Compensation Table

                                                                                  Long-Term
                                                                                Compensation
                                              Annual Compensation                     Awards
                                                                                    Securities
                                                                                    Underlying             All Other
Name and                                           Salary           Bonus             Options             Compensation
Principal Position(s)                Year           ($)              ($)                (#)                   ($)
---------------------                ----        ---------        --------           ---------             ------

Herbert W. Jorgensen (1)             1995         $124,000             $35,000               10,000         $3,300(2)
                                     ----
  Chairman of  the Board and         1994          67,307                    0               11,550           3,150
                                     ----
  Chief Executive Officer of         1993           N/A                    N/A               22,344            N/A
                                     ----
  the Company and the Bank

Enos K. Fry                          1995         182,941               54,882               10,000         3,314(2)
                                     ----
  Vice Chairman and                  1994         182,941               10,000                    0           2,814
                                     ----
  President of the Company           1993         174,230                8,712                    0           3,954
                                     ----
  and the Bank

Benjamin O. Delaney, Jr.             1995         150,000                    0                7,500         2,340(2)
                                     ----
  President, First Citizens          1994         150,000               40,000                    0           2,488
                                     ----
  Mortgage Corporation               1993         140,070               35,000                    0           3,448
                                     ----

Charles R. Duda                      1995          125,000              31,250                7,500           2,813(2)
                                     ----
  Executive Vice President           1994         112,981                7,500               23,100               0
                                     ----
  and Chief Operating Officer        1993           N/A                    N/A                  N/A             N/A
                                     ----
  of the Company and the
  Bank



  (1)  Mr. Jorgensen became chairman and chief executive officer of  the Company and the Bank in April 1994.
  (2)  The amounts shown reflect matching contributions made by the Bank to the account of  the named executive officers under the Bank's 401(k) plan for 1995.


Option Grants

         The following table contains information with respect to stock option grants under the Company's Employee Stock Option Plan made during 1995 to each of the named executive officers of the company. All options granted in 1995 were ten-year non-qualified options.

                                         Option Grants in Last Fiscal Year

                                                                                                      Potential Realizable
                                                                                                        Value at Assumed
                                                                                                     Annual Rates of Stock
                                       Individual Grants                                             Price Appreciation for
                                                                                                        Option Term (1)

                                                 % of Total
                                                  Options          Exercise
                                 Options         Granted to         or Base
                                 Granted         Employees           Price      Expiration
Name                              (#)   (2)    In Fiscal Year     ($/Sh) (3)       Date               5% ($)        10% ($)
                             --------------    --------------     ----------    --------------        ------

Herbert W. Jorgensen             10,000             8.88%            $17.25     11/15/05             $108,675       $274,275
Enos K. Fry                      10,000             8.88             17.25      11/15/05              108,675        274,275
Benjamin O. Delaney, Jr.          7,500             6.66             17.25      11/15/05               81,506        205,706
Charles R. Duda                   7,500             6.66             17.25      11/15/05               81,506        205,706



   (1) Estimated market value of underlying securities at assumed annual rates of stock price appreciation for option term minus the exercise or base price.
   (2) These options vested immediately.
   (3) In each case, the exercise price equaled the fair market value of the Company's Common Stock on the date of grant, determined in accordance with the Employee Stock Option Plan.


Options Exercises and Holdings

         The following table sets forth information with respect to each of the named executive officers of the Company concerning the exercise of stock options during 1995, the number of securities underlying unexercised options at the 1995 year-end and the 1995 year-end value of all unexercised in-the-money options held by such individuals.




                                  Aggregated Option Exercises in Last Fiscal Year
                                             and FY-End Option Values

                                                                                                         Value of
                                                                                                        Securities
                                                                             Number of Securities       Underlying
                                                                                  Underlying           Unexercised
                                                                                  Unexercised          In-the-Money
                                                                                    Options           Options at FY-
                                                                                 at FY-End (#)             End
                                                                                                         ($) (1)

                                  Shares Acquired             Value              Exercisable/          Exercisable/
Name                              on Exercise (#)         Realized ($)           Unexercisable        Unexercisable
----                              ---------------         ------------           -------------        -------------

Herbert W. Jorgensen                     0                      0                          45,802/0     $408,920/0
Enos K. Fry                              0                      0                          46,382/0      656,004/0
Benjamin O. Delaney, Jr.                 0                      0                          34,180/0      481,359/0
Charles R. Duda (2)                      0                      0                          30,600/0      192,150/0



   (1) Market value of underlying securities at year-end minus the exercise or base price.
   (2) In December 1995, the Stock Option Committee accelerated the vesting of options for 15,400 shares granted to Mr. Duda in April 1994.

Pension Plan

         The  Bank  maintains  a  pension  plan  for the  benefit  of  full-time employees. Effective January 1, 1989, the benefit is based upon 1% of an employee's final average earnings up to covered compensation (the FICA-taxable wage base) times years of credited service, plus 1.65% of the employee's final average earnings in excess of covered compensation times years of credited service (to a maximum of 35 years). The following table illustrates annual pension benefits under the Bank's pension plan at age 65 for various levels of average remuneration and years of service. Annual pension benefits are currently subject to a statutory maximum of $120,800, subject to cost-of-living adjustments. Additionally, for years beginning on or after 1994, compensation in excess of $150,000 (subject to cost-of-living increases) may not be used in calculation of retirement benefits.



                                                Pension Plan Table

                                                                          Years of Service


Remuneration                                         15             20              25             30             35
------------                                         --             --              --

$125,000.................................             $24,971        $33,294         $41,618        $49,941         $58,265
  150,000 or more....................                  31,158         41,544          51,930         62,316          72,702

     Messrs.  Jorgensen,  Fry,  Delaney  and  Duda  had 2,  22,  12 and 2 years, respectively, of credited service under the pension plan. Pursuant to supplemental retirement agreements entered into with Messrs. Fry and Delaney, Messrs. Fry and Delany are entitled to receive certain supplemental retirement benefits. See "Employment and Other Agreements".

Employment and Other Agreements

         In January 1995, the Company and the Bank entered into new employment agreements with Enos K. Fry and Charles R. Duda, as amended on September 7, 1995. Pursuant to these employment agreements, Mr. Fry serves as president and Mr. Duda serves as chief operating officer of the Company and the Bank. The initial terms of the employment agreements ended on December 31, 1995. The Company and the Bank may give written notice of an offer to renew the employment agreements for one additional year on or before September 30 of each year, in the event they desire to renew the agreements, and the employee has 15 days within which to accept or decline any renewal offer. The employment agreements were renewed in 1995 for additional terms of one year each expiring on December 31, 1996. (In the event of a "change in control" (as defined in OTS regulations) of the Company or the Bank, the terms of the employment agreements convert from one year terms to three year terms commencing on the date the change in control occurs). Messrs. Fry and Duda's salaries for 1996 are $182,941 and $125,000, respectively. The salary of the employee may not be decreased without the employee's consent. Pursuant to the employment agreements, Messrs. Fry and Duda are eligible to receive bonuses as determined in the discretion of the boards of directors of the Company and of the Bank of up to 50% of the employee's annual salary. Messrs. Fry and Duda are also eligible to participate in retirement and other benefit plans that the Company or the Bank may adopt for the benefit of executive employees.

         The employment agreements with Messrs. Fry and Duda may be terminated by the boards of directors of the Company and the Bank at any time. The employee would not be entitled to any benefits under his employment agreement if his employment were terminated for "cause", as defined in the agreement. If the employee is terminated "without cause", the employee would be entitled to receive a lump sum cash payment as liquidated damages equal to the employee's then-current salary (discounted to present value). If during the term of the employment agreements a "change in control" occurs and the employee's employment is terminated, voluntarily or involuntarily, in connection with or within one year after the change in control (other than by reason of normal retirement, permanent and total disability or death), the employee would be entitled to receive a severance payment equal to (i) one year's current salary (discounted to present value), if the employee's employment is voluntarily terminated without "good reason" (as defined) or (ii) three times the employee's average annual compensation which was payable by the Bank and includible in the employee's gross income for Federal income tax purposes (excluding for this purpose any income associated with the exercise of stock options) with respect to the five most recent taxable years of the employee ending prior to such change in control (or such portion of such period during which the employee was a full-time employee of the Company or the Bank discounted to present value), if the employees' termination was either voluntary with "good reason" or involuntary. In the event of termination of employment without cause or following a change in control, the employee also would be entitled to be paid for all accrued and unused vacation and sick days, to continue to participate for the remaining term of the employment agreement in all retirement and other employee benefit plans maintained by the Bank (to the extent permissible under the terms of the plans and applicable law) and to have all director and officer liability insurance and indemnification continue in effect until the running of applicable statutes of limitations. The employee may elect to defer the payment of any liquidated damage or severance amounts, in accordance with the terms of the employment agreements. It is currently estimated that, in the event of an involuntary termination of employment or a voluntary termination with "good reason" following a change in control, the severance amounts payable to Messrs. Fry and Duda would be approximately $543,526 and $385,066 respectively.

         In November 1995, the Company and the Bank entered into a new employment agreement with Mr. Jorgensen, pursuant to which Mr. Jorgensen serves as chief executive officer of the Company and the Bank, as amended. The initial term of Mr. Jorgensen's employment agreement commenced on January 1, 1996 and currently ends on December 31, 1996. Mr. Jorgensen's employment agreement is subject to annual renewal on the same basis as the employment agreements with Messrs. Fry and Duda. Other provisions of Mr. Jorgensen's employment agreement are substantially the same as the employment agreements with Messrs. Fry and Duda, except that Mr. Jorgensen would be entitled to receive a severance payment equal to three years' current salary and bonus (discounted to present value) in the event his employment were terminated in 1996 either involuntarily or voluntarily with "good reason" in connection with or within one year following a change in control of the Company or the Bank, or approximately $473,106 (but not to exceed three times the employee's average compensation from the Company and the Bank for the five calendar years preceding the year in which a change in control occurs, less one dollar.) The employment agreement with Mr. Jorgensen is subject to non-objection by OTS.

         First Citizens Mortgage Corporation ("FCMC"), the Bank's mortgage banking subsidiary, has entered into an employment agreement with Mr. Delaney dated as of January 1, 1994, as amended, pursuant to which Mr. Delaney serves as president of FCMC. The initial term of Mr. Delaney's employment agreement was for three years ending on December 31, 1996. FCMC may renew the employment agreement for one additional year on each December 31 during the term of the agreement, unless Mr. Delaney gives contrary written notice prior to such renewal date. Mr. Delaney's employment agreement was renewed in 1995 and currently expires on December 31, 1998. Mr. Delaney's salary for 1996 under his employment agreement is $150,000, and is subject to annual cost of living increases and performance or merit increases as determined by the board of directors of FCMC. Mr. Delaney would not be entitled to any benefits under his employment agreement if his employment were terminated for "cause", as defined in the employment agreement. If the employee is terminated "without cause", the employee would be entitled to receive a lump sum cash payment as liquidated damages equal to the employee's then-current salary applied to the remaining term of the agreement (discounted to present value). Such payment would be approximately $417,446, based on his salary in effect for 1996. He would also be entitled to have all director and officer liability insurance and indemnification continue in effect until the running of applicable statutes of limitations. In no event may the aggregate of such payments, however, exceed three times Mr.

Delaney's average annual compensation for the five most recent taxable years. Mr. Delaney would also be entitled to receive a similar severance payment in the event his employment was terminated voluntarily with "good reason" or involuntarily after a change in control of the Company or the Bank.

         The Bank and FCMC, respectively, have entered into, subject to non-objection by OTS, supplemental retirement agreements with Messrs. Fry and Delaney, as amended, under which Messrs. Fry and Delaney are to receive annual payments equal to 70 percent and 60 percent, respectively, of their respective final two-year average annual cash compensation, less amounts payable to them under certain qualified retirement plans, for a period of 15 years or life (whichever is longer) commencing following their retirement after age 65. Mr. Fry has agreed to perform consulting services to the Bank and Mr. Delaney to FCMC during the 60-month period immediately following retirement from active employment for up to 120 hours per year. No supplemental retirement benefit will be paid for any month during which Mr. Fry or Mr. Delaney, as applicable, is employed by a "substantial competitor" (as defined). If either Mr. Fry or Mr. Delaney voluntarily terminates his employment before attaining age 65 for any reason other than for "good reason" (as defined), he will be entitled to receive a prorated supplemental retirement benefit (reduced by five percent for each full year by which his age is less than 55 years) commencing at age 65 but he will be subject to a noncompetition agreement for a period of 36 months after such termination. If Mr. Fry or Mr. Delaney's employment is terminated for cause (as defined) before age 65, he will forfeit his right to the supplemental retirement benefit. If the Bank or FCMC, as the case may be, terminates the employment of Mr. Fry or Mr. Delaney before age 65 other than for cause, or he terminates his employment for "good reason", he will be entitled to the prorated supplemental retirement benefit beginning at age 65. If Mr. Fry or Mr. Delaney dies before the supplemental benefit becomes payable, the beneficiary would receive 180 monthly payments beginning on the first day of the month following the date of death, equal to the monthly amount the decedent would have received at age 65.


Report on Executive Compensation of the Boards of Directors of the Company and the Bank and the Company's Stock Option Committee

         Decisions on executive compensation are made by the Bank's board of directors, except for the grant of stock options. The Company's Stock Option Committee, consisting of three of the Company's non-employee directors, makes all decisions concerning stock option grants. The decisions of the Stock Option Committee are taken into account by the board of directors of the Bank in determining overall compensation levels for executive officers.

         The executive compensation policies of the Company and the Bank are intended to provide competitive levels of compensation designed to integrate pay with achievement of performance goals. Underlying this objective are the following concepts: an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance, motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement, providing competitive compensation levels to enable the Company and the Bank to compete for and retain talented executives who are critical to the Company's long-term success, and aligning the interests of executives with the long-term interests of the Company's stockholders.

         Compensation paid to the Company's executive officers in fiscal 1995 consisted of the following components:

         Base Salary. The board of directors of the Bank reviews executive base salaries annually. In determining the level of salaries for 1995, the Bank's board of directors considered, among other factors, individual performance, the number of employees and departments supervised, the individual's contribution to the success of the Bank and the Bank's earnings performance.

         Incentive Bonuses. Incentive bonuses paid to executive officers for 1996 were calculated under the Bank's 1995 Management Incentive Compensation Plan, which was implemented in 1995 to provide an opportunity for senior management to share in the rewards of successful Bank performance. Under the Plan, incentive bonuses for the president and the chief operating officer were based on attainment of a net income goal for the Bank. The determination of bonuses for other executive officers was based on two criteria: achievement of the Bank's net income goal (50%) and achievement of department operating goals (50%). Potential incentive bonus payments ranged from up to 25% of base pay for the president, 20% of base pay for the chief operating officer and up to 15% for the other executive officers, with a possible 5% increase in the bonus amount with each 5% increase in the Bank's net income over budget. Actual incentive bonuses paid determined in accordance with the foregoing criteria for 1995 ranged from 15% to 30% of base salary.

         Stock Options. The Company provides a long-term incentive through the Company's Stock Option Plans. Key employees, including executive officers, are eligible to receive stock option grants. Awards are intended to provide incentives for executive officers and key employees to enhance long-term corporate performance, as reflected in stock price, thereby increasing stockholder value, and to provide non-cash compensation to such individuals as part of their overall compensation package. During 1995, the Stock Option Committee made option grants to executive officers to coincide with the following officer levels: chief executive officer - 10,000; president - 10,000; executive vice president and the president of FCMC - 7,500; senior vice presidents - l,000 and vice presidents - 750. The Stock Option Committee also voted to make annual option grants to persons holding such titles on December 31 of each year at a per share exercise price equal to the fair market value of a share of Company Common Stock on the date of grant of the options.

         Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Bank's pension plan and matching contributions under the Bank's 401(k) plan. The Bank and FCMC also have entered into supplemental retirement agreements with two executive officers. See "Employment and Other Agreements".

         CEO Compensation. The annual salary for the chairman and chief executive officer of the Bank was increased from $100,000 to $135,000 commencing on April 21, 1995. For 1995, the board of directors also awarded Mr. Jorgensen a bonus of $35,000. During 1995, Mr. Jorgensen also was granted a stock option for 10,000 shares of Common Stock. The per share exercise price was $17.25, which equaled the fair market value of a share of the Company's Common Stock on the date of grant. In setting the chief executive officer's annual salary at $135,000, the board of directors of the Bank took into consideration the substantial increase in the amount of time required by the position; the salaries paid chief executive officers of similar-sized banks; and the overall performance of the Bank, including the substantial reduction in the level of non-performing assets, and the increase in the Bank's profitability.


Boards of  Directors                             Stock Option Committee
of  the Company and the Bank                     of  the Company

Herbert W. Jorgensen, Chairman                   Albert M. Cowell, Jr., Chairman
Enos K. Fry                                      H. Deets Warfield, Jr.
N. Richard Kimmel                                Melvin O. Wright
Stanley Betts
Albert M. Cowell, Jr.
William J. Walsh, III
H. Deets Warfield, Jr.
Melvin O. Wright


Compensation Committee Interlocks and Insider Participation

     Messrs. Jorgensen and Fry serve on the boards of directors of the Company and Bank. As such, they participate in executive officer compensation decisions. Neither Mr. Jorgensen nor Mr. Fry vote on or participate in decisions on their own compensation. Mr. Betts, who is a member of the board of directors of the Company and the Bank, is a former chief executive officer of the Company and the Bank.
         Mr. Jorgensen is an attorney with the law firm of Heise Jorgensen & Stefanelli P.A., which performs various legal work for the Company and the Bank. During 1995, the Bank paid $241,600 in legal fees to Heise Jorgensen & Stefanelli P.A. Mr. Jorgensen also was president of Fenton Title Company during 1995. The Bank paid $199,375 in fees to Fenton Title Company during 1995 in connection with home equity loan settlement services performed for customers of the Bank by that company. The Company believes the fees paid to the law firm of Heise Jorgensen & Stefanelli P.A. and Fenton Title Company were no less favorable to the Bank than fees that would have been paid to other firms providing comparable services. Mr. Jorgensen does not do legal work for either the Company or the Bank. Effective March 11, 1996, Mr. Jorgensen retired as president of Fenton Title Company.

         In 1995, the Bank submitted nine of its insurance policies for bid to several insurance agencies. Following review of the proposals, Bogley, Harting & Betts, Inc. was awarded the bid for four of the policies on which it was the lowest bidder. Total premiums paid to this agency were $116,875. Of such amount, $9,784 reflects commissions earned by Bogley, Harting & Betts, Inc. Stanley Betts is the president and owner of Bogley, Harting & Betts, Inc.

         In 1988, the Bank made a residential mortgage loan to N. Richard Kimmel, vice chairman of the Company and the Bank, at an interest rate of 7.75%, which was 1% below the rate then offered to the public. The Bank also waived a portion of the loan origination fee. Such loan was made in accordance with applicable Federal regulations existing at that time, which permitted the waiver of loan origination fees and preferential-rate loans to insiders. The highest amount outstanding on this loan since January 1, 1995 was $609,419. The unpaid principal balance at February 15, 1996 was $590,413.

Stock Performance Graph

         The following graph shows a five-year comparison of cumulative to total returns for the Company, the Nasdaq-US Composite Index and the Nasdaq-Financial Composite Index.

            COMPARISON Of FIVE-YEAR CUMULATIVE TOTAL RETURN
  FIRST CITIZENS FINANCIAL CORPORATION, NASDAQ-US AND NASDAQ-FINANCIAL






[This space contains a line graph depicting the performance of First Citizens Financial Corporation as compared to the Nasdaq-US Composite Index and the Nasdaq-Financial Composite Index for the years 1990 through 1995.]



















     Assumes $100 invested on December 31, 1990 with full reinvestment of dividends, if any.

Section 16(a) Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company in 1995, the Company believes that all Section 16(a) filing requirements for that year applicable to the Company's directors and officers were complied with on a timely basis.

Certain Transactions

         The Company, through the Bank, makes loans to its directors, officers and other employees for the financing of their homes, as well as deposit account-secured, other consumer and commercial loans. In the ordinary course of business, the Bank also makes loans to relatives and affiliates of the Company's directors, officers and employees. It is the belief of management that these loans are made in the ordinary course of business and neither involve more than the normal risk of collectibility nor present other unfavorable features. All loans to such persons are made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with non-affiliated persons.

         For a description of certain transactions involving the Company and certain of its directors, see "Compensation Committee Interlocks and Insider Participation".

                                          INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP to act as the Company's independent public accountants for 1996. Representatives of Arthur Andersen will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Arthur Andersen LLP was first appointed to act as the Company's independent public accountants for 1995. KPMG Peat Marwick LLP had previously served as the Company's independent public accountants. During the Company's two most recent fiscal years and any subsequent interim period preceding the change in independent accountants, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company did not, during its two most recent fiscal years and any subsequent interim period prior to engaging Arthur Andersen LLP, consult that firm regarding (i) either (a) the application of accounting principles to a specific transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with KPMG Peat Marwick or a "reportable event" (as defined in SEC regulations).

                                             STOCK OWNED BY MANAGEMENT

         The following table sets forth information as of March 1, 1996 with respect to the shares of Common Stock beneficially owned by each director of the Company, each named executive officer of the Company and by all directors and executive officers as a group. All persons shown in the table have sole investment or voting power, except as otherwise indicated.


Name and Position(s)                 Amount and Nature of      Percent of Common
with the Company                    Beneficial Ownership(1)    Stock Outstanding

Herbert W. Jorgensen                    72,524(2)(3)             2.69%
  Chairman of  the Board
   and Chief Executive Officer

Enos K. Fry                             66,279(3)                2.46
  Vice Chairman and President

N. Richard Kimmel                      167,957(4)                6.28
  Vice Chairman

Stanley Betts                           63,452(5)                2.36
   Director and Chairman Emeritus

Albert M. Cowell, Jr.                   35,351(6)                1.33
  Director

William J. Walsh, III                   21,388                     *
  Director

H. Deets Warfield, Jr.                  34,422(3)                1.29
  Director

Melvin O. Wright                         7,163                     *
   Director

Charles R. Duda                         31,700                   1.18
   Executive Vice President and
   Chief Operating Officer

Benjamin O. Delaney, Jr.                36,673                   1.37
  President, First Citizens
  Mortgage Corporation

All directors and executive            536,909                  18.34
 officers as a group
 (10 persons)


   *Less than 1%.
   (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of the Rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days after March 1, 1996. This table includes 278,314 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 1, 1996. Of such shares, Mr. Jorgensen holds options to purchase 45,802 shares; Mr. Fry holds options to purchase 46,382 shares; Mr. Kimmel holds options
                                                       -19-




to purchase 24,252 shares; Mr. Betts holds options to purchase 36,471 shares; Messrs. Cowell, Walsh and Warfield each hold options to purchase 18,188 shares; Mr. Wright holds options to purchase 6,063 shares; Mr. Duda holds options to purchase 30,600 shares; and Mr. Delaney holds options to purchase 34,180 shares.
      (2) Includes 10,694 shares held by Mr. Jorgensen as trustee of the Heise Jorgensen & Stefanelli P.A. Profit Sharing Plan and Trust and 7,637 shares held by Fenton Title Company. Mr. Jorgensen served as president of Fenton Title Company during 1995. Effective March 11, 1996, Mr. Jorgensen retired as President of Fenton Title Company.
     (3) Includes 3,777 shares, 612 shares, and 10,382 shares, respectively, owned individually by the director's spouse.
     (4) Includes 26,823 shares held by the Kimmel Grandchildren Trust, of which Mr. Kimmel serves as trustee.
     (5) Includes 2,546 shares held by Bogley, Harting & Betts, Inc., of which Mr. Betts is the president.
     (6) Includes 10,785 shares held by two trust funds for which Mr. Cowell serves as trustee.

                                      PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of March 1, 1996 with respect to the ownership of shares of Company Common Stock by each person believed by management to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. The information is based on the most recent
Schedule 13D filed on behalf of such persons or other information made available to the Company. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.



                                                                     Percent of
Name and Address of                      Amount and Nature of       Common Stock
Beneficial Owner                         Beneficial Ownership       Outstanding

Able Associates, Inc.
Box 180                                         306,218                11.56%
Swarthmore, Pennsylvania  19081

N. Richard Kimmel
15821 Crabbs Branch Way                         167,957                 6.28%
Rockville, Maryland  20855


   (1) The Company's certificate of incorporation prohibited, until after December 24, 1991, any person or company from directly or indirectly offering to acquire or acquiring beneficial ownership of more than 10% of any class of equity security of the Company. Thereafter, no person may offer to acquire 10% or more of the outstanding voting stock of the Company unless the offer shall first have been approved by the Company's board of directors or the person making the offer shall have received required regulatory approvals to consummate the proposed acquisition of shares, and no person may acquire 10% or more of the outstanding voting stock of the Company unless the acquisition has been approved prior to its consummation by the affirmative vote of stockholders holding at least two-thirds of the outstanding shares. Pursuant to the certificate of incorporation, any shares beneficially owned by any person in excess of such 10% limit in effect until December 24, 1991 shall be considered "excess shares" and shall not be voted by any person or counted as voting shares in connection with any matter submitted to stockholders for a vote. The Company believes that 44,662 of the shares held by Able Associates, Inc. should be considered "excess shares", which, pursuant to the terms of the certificate of incorporation, may not be voted or counted as voting shares in connection with any matter submitted to stockholders for a vote.


                                                       -20-





       [Footnote (1) continued from prior page]

       In June 1993, Able Associates, Inc. and Dale L. Reese, Able Associates, Inc.'s sole stockholder, entered into a rebuttal agreement with the OTS with respect to Able Associates' ownership of shares of Company Common Stock. The rebuttal agreement, in general, provides that Able Associates and Dale Reese will not, unless they shall have first filed a notice under the Change in Control Act , or an application under the Savings and Loan Holding Company Act, as appropriate and either shall have obtained approval of the application or clearance of the notice in accordance with applicable Federal Regulations: (i) seek or accept representation of more than one member of the board of directors of the Company or the Bank;
       (ii) have or seek to have any representative serve as chairman of the board of directors, or chairman of an executive or similar committee of the Company or the Bank's board of directors or as president or chief executive officer of the Company or the Bank; (iii) engage in any intercompany transaction with the Company, the Bank or their affiliates;
       (iv) propose a director in opposition to nominees proposed by the management of the Company or the Bank for the board of directors of the Company or the Bank, other than as permitted under (i) above; (v) solicit proxies or participate in any solicitation of proxies with respect to any matter presented to the stockholders of the Company other than in support of, or in opposition to, a solicitation conducted on behalf of management of the Company; and (vi) do any of the following, except as necessary solely in connection with the performance by any representative of Able Associates as a member of the Company or the Bank's board of directors:
       (a) influence or attempt to influence in any respect the loan and credit decisions or policies of the Company or the Bank, the pricing of services, any personnel decision, the location of any offices, branching, the hours of operation or similar activities of the Company or the Bank;
       (b) influence or attempt to influence the dividend policies and practices of the Company or the Bank or any decisions or policies of the Company or the Bank as to the offering or exchange of any securities; (c) seek to amend, or otherwise take action to change, the bylaws, articles of incorporation, or character of the Company or the Bank; (d) exercise, or attempt to exercise, directly or indirectly, control or controlling influence over the management, policies or business operations of the Company or the Bank; or (e) seek or accept any non-public information concerning the Company or the Bank.

                                   DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder of the Company who intends to present a proposal for action at the 1997 annual meeting to be held on or about April 19, 1997 must file a copy thereof with the secretary of the Company not less than 30 days nor more than 90 days prior to the date of the annual meeting, unless notice or public disclosure of the meeting occurs less than 45 days prior to the date of the meeting, in which event stockholders may deliver such notice not later than the 15th day following the day on which notice of the meeting was mailed or public disclosure thereof was made. If the proposal or proposals are intended to be included in the Company's proxy statement and form of proxy relating to the 1997 annual meeting, they must be received by the Company no later than November 28, 1996 pursuant to the proxy soliciting rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1997 annual meeting any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

                                          OTHER BUSINESS TO BE TRANSACTED

         The board of directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Company's board of directors.

                                            By Order of  the Board of  Directors




Enos K. Fry                                         Herbert W. Jorgensen
Vice Chairman and                                   Chairman of  the Board and
  President                                         Chief Executive Officer

Gaithersburg, Maryland
March 28, 1996

                                                            PROXY STATEMENT









                                                       FIRST CITIZENS FINANCIAL
                                                             CORPORATION

                  TABLE OF CONTENTS
           Item                     Page
Solicitation, Voting and
 Revocability of  Proxies.............1
Election of  Directors................2
Executive Compensation
 and Other Information................9
Independent Public Accountants.......18
Stock Owned by Management............19
Principal Holders of  Voting
 Securities..........................20
Date for Submission of  Stockholder
 Proposals...........................21
Other Business To Be Transacted......22









                                                        March 28, 1996





================================================================================

                                      REVOCABLE PROXY

                           FIRST CITIZENS FINANCIAL CORPORATION

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned stockholder of First Citizens Financial Corporation (the "Company") hereby appoints the Company's board of directors as proxy to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. on Friday, April 19, 1996, at the DoubleTree Hotel, 1750 Rockville Pike, Rockville, Maryland and any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed in Proposal 1, and in accordance with the determination of a majority of the board of directors as to other matters.

         1.  Election of  two directors.


FOR all nominees (except as                        WITHHOLD AUTHORITY to
marked to the contrary)                            vote for all nominees
          [ ]                                                [ ]

           Nominees: William J. Walsh, III and H. Deets Warfield, Jr.

(INSTRUCTION:To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)


-------------------------------------------------



         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.




                (Continued and to be signed and dated on reverse side)

                                            (Continued from other side)

         This proxy may be revoked prior to the time it is voted by delivering to the secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

                       Dated:  -------------------------------------------------





                       Signature:  ---------------------------------------------






                       Signature:  ---------------------------------------------



                                                          (Please  date and sign
                                                          here  exactly  as name
                                                          appears at left.  When
                                                          signing  as  attorney,
                                                          administrator, trustee
                                                          or guardian, give full
                                                          title  as  such;   and
                                                          when  stock  has  been
                                                          issued  in the name of
                                                          two or  more  persons,
                                                          all should sign.)

                          IF      YOU RECEIVE  MORE THAN ONE PROXY CARD,  PLEASE
                                  DATE,   SIGN  AND  RETURN  ALL  CARDS  IN  THE
                                  ACCOMPANYING ENVELOPE.